UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BBX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below regarding the reverse stock split described therein is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

At 5:00 pm, Eastern time, on July 22, 2020,  the previously announced one-for-five reverse stock split of the Class A Common Stock and Class B Common Stock of BBX Capital Corporation (the “Company”) became effective.  At that time, each five shares of the Company’s Class A Common Stock outstanding automatically converted into one share of Class A Common Stock, and each five shares of the Company’s Class B Common Stock outstanding automatically converted into one share of Class B Common Stock. Fractional shares which would otherwise have resulted from the reverse stock split will be rounded up to the next largest whole share. The Company’s Class A Common Stock (NYSE: BBX) and Class B Common Stock (OTCQX: BBXTB) will commence trading on the New York Stock Exchange and OTCQX, respectively, on a post-split basis upon the opening of trading on July 23, 2020.

In connection with the reverse stock split, the Company obtained new CUSIP numbers for its Class A Common Stock and Class B Common Stock. The new CUSIP number for the Company’s Class A Common Stock is 05491N302, and the new CUSIP number for the Company’s Class B Common Stock is 05491N401.

In accordance with Florida law, the reverse stock split was effected through Articles of Amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), filed by the Company with the Florida Department of State, effective July 22, 2020. In connection with the reverse stock split, the Amendment also ratably decreased the number of authorized shares of the Company’s Class A Common Stock from 150,000,000 shares to 30,000,000 shares and the number of authorized shares of the Company’s Class B Common Stock from 20,000,000 shares to 4,000,000. Further, in accordance with the provision in the Company’s Articles of Incorporation which provides,  in the event of a reorganization, recapitalization, merger or stock split affecting the Company’s Class B Common Stock, for proportional and appropriate adjustment of the thresholds relating to the number of outstanding shares of the Company’s Class B Common Stock and the voting percentages of the Company’s Class A Common Stock and Class B Common Stock based on such outstanding share amounts, the Amendment also ratably decreased each such share threshold.    The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition to the adjustments described above, the shares authorized for issuance under the Company’s Amended and Restated 2014 Incentive Plan, as amended (the “Plan”), and underlying outstanding restricted stock awards previously granted under the Plan will be ratably reduced in connection with the reverse stock split.

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), is serving as the exchange agent for the reverse stock split. Shareholders with shares held in certificated form will receive from AST instructions regarding the process for exchanging their shares. AST will be issuing all of the post-split shares in book-entry form unless physical certificates are requested by the shareholder. Shareholders with pre-split shares held in book-entry form or through a bank, broker, custodian or other nominee are not required to take any action and will see the effect of the reverse stock split reflected in their accounts. Beneficial holders should contact their bank, broker, custodian or other nominee with any questions regarding their procedures in connection with the reverse stock split.

The Company’s press release issued on July 22, 2020 announcing the effectiveness of the reverse stock split is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No. Description

3.1  Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, effective July 22, 2020

99.1  Press release dated July 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 22, 2020

BBX Capital Corporation

By: /s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President and Chief Financial Officer